                                                   EMPLOYMENT AGREEMENT dated as
                                              of May 27,1999 between GHS, INC. a
                                              Delaware corporation (the
                                              "Company"), and William Zanker
                                              (the "Employee").


         The Company desires to employ the Employee, and the Employee desires to accept such employment, on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1. EMPLOYMENT. The Company hereby employs the Employee, and the Employee hereby accepts such employment by the Company, on the terms and subject to the conditions hereinafter set forth.

2. TERM. The Employee shall be an employee of the Company for three (3) years. The period of the Employee's employment with the Company shall be referred to herein as the "Employment Period".

3. DUTIES. The Employee shall be employed by the Company and shall personally, diligently and faithfully perform on a full-time and exclusive basis, such executive duties and services and have such executive responsibilities as may be assigned to him from time to time by the Chief Operating Officer (the "Chief Operating Officer") of the Company and/or the general manager of the online education division of the Company (the "General Manager") or its respective designees. Such duties may include, without limitation, the performance of services for or on behalf of any subsidiary or affiliate of the Company. The Employee shall observe all reasonable rules and regulations adopted by the Company in connection with the operation of its business and carry out all instructions by the Company. The Employee will at all times perform all of the duties and obligations required of the Employee under this agreement in a loyal and conscientious manner and to the best of the Employee's ability and experience.

4.  TIME TO BE DEVOTED TO EMPLOYMENT. Except for vacations in accordance with
Section 5(c) hereof and absences due to temporary illness during the Employment Period the Employee shall devote substantially all of his business time, attention and energies to the performance of his duties and responsibilities under this Agreement. During the Employment Period, the Employee shall not be engaged in any other business activity which, in the reasonable judgment of the Chief Operating Officer or the General Manager, conflicts with the duties of the Employee under this Agreement, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

5.  COMPENSATION; REIMBURSEMENT; ETC.

         (a) BASE SALARY. The Company (or at the option of the Board of Directors, any subsidiary or affiliate thereof) shall pay to the Employee an annual base salary (the "Base Salary") of $200,000 subject to increase at the sole and absolute discretion of the Board of Directors (or the Compensation Committee thereof). The Base Salary shall be payable in equal bi-weekly installments or otherwise in accordance with the Company's then prevailing payroll policy.

         (b) BENEFITS. During the Employment Period, the Company shall provide the Employee with such employee benefits as are provided by the Company from time to time to its executive officers generally.

         (c) VACATION. The Employee will be entitled to paid vacation days in accordance with the normal vacation policies of the Company in effect from time to time.

         (d) REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee from time to time, in accordance with the practices for employees of the Company, for all approved travel expenses and other disbursements incurred by him for or on behalf of the Company in accordance with the Company's policies in connection with the performance of his duties hereunder (such expenses being referred to herein as "Reimbursable Expenses") upon presentation of receipts or other appropriate documentation therefor.

         (e) WITHHOLDING. The Company shall deduct from any payments to be made by it to the Employee under this Section 5 or Section 6 hereof any amounts required to be withheld in respect of Federal, state or local income or other taxes.

6.  TERMINATION OF EMPLOYMENT.

         (a) GENERAL. The Company or the Employee may terminate the Employee's employment hereunder at any time for any reason or for no reason. The Employee's employment shall terminate automatically upon his death. Any termination of the Employee's employment is referred to herein as a "Termination of Employment."

         (b) TERMINATION NOTICE. The Company or the Employee may initiate a Termination of Employment by giving the other party written notice thereof (the "Termination Notice"). In the event of a Termination for Cause, the Termination Notice shall include reasonable detail related to the cause for termination; PROVIDED, HOWEVER, that if the Company does not include such detail in the Termination Notice in connection with a Termination for Cause, the Company can provide such reasonable detail in a separate writing delivered to the Employee within a reasonable time after the Termination Date.

         (c) TERMINATION DATE. The effective date (the "Termination Date") of any Termination of Employment shall be deemed to be the later of (i) the date on which the Termination Notice is given and (ii) the date specified as the effective date in the Termination Notice; PROVIDED, HOWEVER, that in the case of the Employee's death, the Termination Date shall be the date of death.

         (d) CERTAIN DEFINITIONS.

             (i) "CAUSE" shall mean (A) the Employee's misconduct which could reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of the Company, (B) any material misrepresentation under the Agreement and Plan of Reorganization dated as of the date hereof, among the Company,

Concept Development, Inc., the Employee and the other parties thereto (C) the Employee's disregard of lawful instructions of the Chief Operating Officer or the General Manager (or its designees) consistent with the Employee's position with the Company or insubordination, neglect of duties or failure to act, which, in each case, could reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of the Company, (D) alcohol or drug abuse by the Employee, (E) the commission by the Employee of a felony or an act involving fraud, moral turpitude, theft, dishonesty or unethical business conduct, (F) the Employee's material breach of any of the Employee's obligations contained herein or in any of the agreements referred to herein or (G) the Employee's engaging in, directly or indirectly, any publicity unauthorized by the Chief Operating Officer or his or her designee; PROVIDED, that for events described in Section 6(d)(i)(C) above, the Employee will have a one-time only right to cure such event (to the extent reasonably curable) within not more than three (3) business days of the date of receipt of a Termination Notice.

             (ii) "INVOLUNTARY TERMINATION" shall mean the Employee is incapacitated or disabled by accident, sickness or otherwise so as to render his mentally or physically incapable of performing his duties for a period of 90 consecutive days, or for an aggregate of 120 days during any twelve-month period. In the event of an Involuntary Termination, the Termination Notice must state that the Termination of Employment is an Involuntary Termination.

             (iii) "VOLUNTARY TERMINATION" shall mean any Termination of Employment other than an Involuntary Termination, a Termination for Cause or a Termination Without Cause.

             (iv) "TERMINATION FOR CAUSE" shall mean any Termination of Employment initiated by the Company upon the occurrence of an event that constitutes Cause.

             (v) "TERMINATION WITHOUT CAUSE" shall mean any Termination of Employment initiated by the Company other than a Termination for Cause, a Voluntary Termination or an Involuntary Termination; PROVIDED, that if the Employee is terminated by the Company solely for refusing to relocate his principal place of employment from New York, such termination shall be deemed to be a Termination Without Cause.

7. EFFECT OF TERMINATION OF EMPLOYMENT. In the event of any Termination of Employment of the Employee neither the Employee nor his estate or beneficiaries shall have any further rights or claims against the Company under this Agreement except the right to receive:

         (a) the portion of the Base Salary which accrued with respect to the period prior to the Termination Date but which remained unpaid as of the Termination Date; and

         (b) the aggregate amount of Reimbursable Expenses which were incurred prior to the Termination Date but which were not reimbursed by the Corporation as provided in Section 5(e) prior to the Termination Date;

PROVIDED, HOWEVER, that if the Termination of Employment is pursuant to a Termination Without Cause, then, in addition to the amounts computed pursuant to Sections 7(a) and 7(b) above, the Employee shall have the right to receive as severance compensation an amount equal to the

Employee's Base Salary for the remainder of the Employment Period (the "Severance Payment"), such amount to be payable at the same times and in the same manner in which the Base Salary would have been payable to the Employee had the Termination of Employment not occurred. Any income derived from other sources (other than investment income derived solely from passive investment activity) during the period beginning on the Termination Date and ending on the third anniversary of the date hereof (the "Severance Period") will offset, dollar for dollar, the Company's obligation to make Severance Payments by that same amount. Upon (i) a Termination of Employment for Cause, (ii) a Voluntary Termination or (iii) an Involuntary Termination, the Employee shall not be entitled to any Severance Payment.

8. NON-COMPETE, NON-DISCLOSURE AND ASSIGNMENT OF INVENTIONS AGREEMENT. Reference is made to the Non-Competition, Non-Disclosure and Assignment of Inventions Agreement (the "NDA") attached hereto as EXHIBIT A, the provisions of which are hereby incorporated herein and made a part hereof as if set forth in their entirety. The Employee hereby confirms the NDA and shall observe and perform the obligations set forth in such NDA in all respects.

9. NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (a) delivered personally or sent by telecopier, (b) sent by nationally-recognized overnight courier or (c) sent by certified mail, postage prepaid, return receipt requested, addressed as follows:

             (i) if to the Company, to:

             GHS, Inc.
             2400 Research Boulevard
             New York, New York 20850
             Attention: Secretary
             Telecopier: (301) 208-3254;

             (ii) if to the Employee, to the Employee's address on the books or records of the Company;

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered if personally delivered or sent by telecopier, (ii) on the Business Day (as hereinafter defined) after dispatch if sent by nationally-recognized, overnight courier and (iii) on the fifth Business Day after dispatch if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

10. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the other agreements referred to herein contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous negotiations, correspondence, understandings and agreements between the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by both parties hereto.

11. ASSIGNMENT; SUCCESSORS; BENEFITS OF AGREEMENT. This Agreement is personal in its nature and neither party hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; PROVIDED, HOWEVER, that the Company shall have the right to assign its rights hereunder to a successor to all or substantially all of the Company's business as part of a merger with, or acquisition of the Company by, another business entity. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators and successors and permitted assigns of the parties hereto.

12. WAIVER OF BREACH. A waiver of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision, and any failure to enforce any provision hereof shall not operate as a waiver of such provision or of any other provision.

13. COUNTERPARTS; HEADINGS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Headings used herein are for convenience of reference only and are not to affect the interpretation of this Agreement.

14. GOVERNING LAW. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to principles governing conflicts of laws).

15. SEVERABILITY. In the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

16. REMEDIES. The Employee acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach or threatened breach by the Employee of the provisions of this Agreement, the Company shall be entitled to an injunction restraining him from such breach. No failure or delay in exercising any right or remedy shall operate as a waiver thereof or modify the terms of this Agreement, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or any other right or remedy with respect to, among other things, any breach or threatened breach of this Agreement.

                                       ***

             IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                   GHS, INC.


                                   By: /s/ Alan Gold
                                      -------------------------------
                                      Name:  Alan Gold
                                      Title: President


                                   EMPLOYEE


                                   William Zanker
                                   -------------------------------
                                   William Zanker

                                                                       EXHIBIT A



                                    GHS, INC.

                    EMPLOYEE NON-DISCLOSURE, NON-COMPETITION
                     AND ASSIGNMENT OF INVENTIONS AGREEMENT

         In consideration and as a condition of the continued employment of William Zanker (the "Employee") by GHS, INC. (the "Company"), the Employee hereby agrees with the Company as follows:

1. USE OF CONFIDENTIAL INFORMATION. During the course of the Employee's employment with the Company, the Employee has and will continue to gain access to or knowledge of, or work on the development or creation of Confidential Information (as hereinafter defined). The Employee hereby agrees that he/she will not at any time, whether during or after the termination of his/her employment, reveal to any person or entity any Confidential Information of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing his/her duties as an employee of the Company, and the Employee shall keep secret all Confidential Information and shall not use or attempt to use any such information in any manner, except as may be required in the ordinary course of performing his/her duties as an employee of the Company.

2.  DEFINITION OF CONFIDENTIAL INFORMATION.

         (a) As used herein, the term "Confidential Information" shall mean all trade secrets and confidential and proprietary information relating to the Company, including, without limitation: (i) supplier and customer lists, supplier and customer-specific information, user lists, vendor lists and content provider lists; (ii) planning data and selling and marketing strategies; (iii) product and process designs, formulas, processes, plans, drawings, concepts, techniques, systems, strategies, software programs and works of authorship; (iv) manufacturing and operating methods; (v) research and development data and materials, including those related to the research and development of products, materials or manufacturing and other processes; (vi) financial and accounting information, financial and accounting records, pricing information, projects, budgets, projections and forecasts; (vii) all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, databases, algorithms, computer programs and other software, know-how, trade secrets, proprietary processes and formulae, inventions, trade dress, logos, design and all documentation and media constituting, describing or relating to the above; and (h) other information with respect to the Company, which, if divulged to the Company's competitors, would impair the Company's ability to compete in the marketplace.

         (b) Confidential Information shall not include: (i) information that at the time of disclosure is in the public domain through no fault of the Employee;
(ii) information received from a third party outside of the Company that was disclosed without a breach of any confidentiality obligation; or (iii) information approved for release by written authorization of the Company.

         (c) In the event the Employee becomes legally compelled to disclose Confidential Information pursuant to a subpoena, summons, order or other judicial or governmental process, the Employee shall provide the Company with prompt notice thereof so that the Company may seek a protective order or another appropriate remedy, or waive compliance with the relevant provisions of this agreement. In the event such a protective order or other remedy is not obtained, or that such a waiver is granted, the Employee shall furnish only that portion of the Confidential Information that is legally required.

3. RETURN OF CONFIDENTIAL INFORMATION. The Employee hereby further agrees that during his/her employment he/she shall not take, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. The Employee further agrees that he/she shall not, after the termination of his/her employment, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of his/her employment, the Employee shall deliver all of the foregoing, and all copies thereof, to the Company at its main office.

4.  ASSIGNMENT OF DEVELOPMENTS.

         (a) If at any time or times during his/her employment the Employee shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work-of-authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that (a) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured, sold or provided by the Company or which may be used in relation therewith, (b) results from tasks assigned to the Employee by the Company or (c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and the Employee shall promptly disclose to the Company (or any persons designated by it) each such Development and hereby assigns any rights the Employee may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary documentation, plans and models) to the Company.

         (b) Upon disclosure of each Development to the Company, the Employee will, during his/her employment and at any time thereafter, at the request and cost of the

Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

                 (i) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks, service marks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

                 (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyrights, trademarks, service marks or other analogous protection.

         (c) In the event the Company is unable, after reasonable effort, to secure the Employee's signature on any letters patent, copyrights, trademarks, service marks or other analogous protection relating to a Development, whether because of the Employee's physical or mental incapacity or for any other reason whatsoever, the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Employee's agent and attorney-in-fact, to act for and in his/her behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of any such letters patent, copyrights, trademarks, service marks and other analogous protection thereon with the same legal force and effect as if executed by the Employee.

5. NON-COMPETITION. While employed at the Company and (A) if the Employee is Terminated Without Cause (as defined in the Employment Agreement dated as of the date hereof between the Company and the Employee), for a period of the longer of
(i) the Severance Period (as defined in the Employment Agreement) PLUS nine (9) months and (ii) one (1) year after termination of the Employee's employment or
(B) if the Employee is terminated for any reason (whether voluntary or involuntary) other than a Termination Without Cause, one (1) year after termination of the Employee's employment (the period from the commencement of employment through the period subsequent to termination as specified above herein referred to as the "Non-Competition Period"), the Employee agrees that he/she will not, whether alone or as an individual proprietor, partner, officer, director, consultant, agent, employee or stockholder of any company or other commercial enterprise, directly or indirectly, engage in any business activity that competes with any business conducted by the Company or any of its subsidiaries at any time during the period of the Employee's employment with the Company, or any business planned by the Company or any of its subsidiaries at any time during the period of the Employee's employment with the Company nor otherwise assist such company or other commercial enterprise in engaging in such business activity. The Employee shall be permitted to own securities of a public company not in excess of one percent (1%) of any class of such securities and such ownership shall not, by itself, violate the terms of this Paragraph 5.

6. NON-SOLICITATION OF COMPANY EMPLOYEES. While employed at the Company and for a period of three (3) years after termination of the Employee's employment for any reason (whether voluntary or involuntary), the Employee will not, directly or indirectly, solicit, recruit or hire any employee of the Company to work for a third party other than the Company or engage in any activity that would cause any employee to violate any agreement with the Company.

7. NON-SOLICITATION OF COMPANY CUSTOMERS AND SUPPLIERS. While employed by the Company and for a period of three (3) years after termination of the Employee's employment for any reason (whether voluntary or involuntary), the Employee will not, directly or indirectly, solicit, entice or induce any Customer or Supplier (as defined below) of the Company to become a Customer or Supplier of any other person or entity engaged in any competitive activity, or to cease doing business with the Company, and the Employee will not assist any person or entity in taking any such action. For purposes of this Agreement, (x) a "Customer" of the Company means any person, corporation, partnership, trust, division, business unit, department or agency which, at the time of termination or within one (1) year prior thereto, shall be or shall have been a customer, distributor or agent of the Company or shall be or shall have been contacted by the Company for the purpose of soliciting it to become a customer, distributor or agent of the Company, and (y) a "Supplier" of the Company means any person, corporation, partnership, trust, division, business unit, department or agency which, at the time of determination or within one (1) year prior thereto, shall be or shall have been a supplier, vendor, manufacturer or developer for any product or significant component, design or software used in any product or service of the Company. In the case of an entity with multiple divisions, departments or business units, a determination shall be made in good faith by the Board of Directors as to whether the entire entity or a specific division, department or unit is a Customer based on the nature of the relationship between the Company and the Customer.

8.  EMPLOYEE REPRESENTATIONS.

         (a) The Employee hereby represents and warrants to the Company that, except as specifically disclosed in writing to the Company prior to commencing employment with the Company, the Employee is not bound by the terms of any agreement with any previous employees or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.

         (b) The Employee further represents and warrants to the Company that his/her performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Employee in confidence or in trust prior to his/her employment with the Company, and the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

9. INJUNCTIVE RELIEF. The Employee agrees that any breach of this Agreement by the Employee will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the Employee's obligations hereunder. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedy available for such breach or threatened breach. The prevailing party in any litigation arising under this Agreement shall be entitled to recover his or its attorneys' fees and expenses in addition to all other available remedies.

10. MISCELLANEOUS.

         (a) The Employee understands that this Agreement does not create an obligation on the Company or any other person or entity to continue the Employee's employment or to exploit any Developments.

         (b) Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

         (c) The Employee hereby acknowledges that the type and periods of restriction imposed in the provisions of this Agreement are fair and reasonable and are reasonably required for the protection of the Company's proprietary information and the goodwill associated with the business of the Company. The Employee hereby further acknowledges that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, the Employee agrees that if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (d) The Employee's obligations under this Agreement shall survive the termination of the Employee's employment regardless of the manner of such termination and shall be binding upon the Employee's heirs, executors, administrators and legal representatives.

         (e) The term "Company" shall include GHS, Inc. and any of its subsidiaries and divisions. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

         (f) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein (without regard to principles of conflicts of laws).

         IN WITNESS WHEREOF, the undersigned has executed this Employee Non-Disclosure, Non-Competition and Assignment of Inventions Agreement as of the __ day of __________, 1999.


                                    ----------------------
                                    Signature


                                    ----------------------
                                    Name - please print


                                    ----------------------

                                    ----------------------
                                    Address